Exhibit 99.1

AVEO Oncology Announces Proposed Settlement and Settlement Hearing in 2014 Stockholder Litigation

CAMBRIDGE, Mass. – September 30, 2016 – AVEO Oncology (NASDAQ:AVEO) today announced that a settlement hearing will be held on December 19, 2016 at 3:00 p.m., before the Honorable Denise J. Casper, United States Courthouse, Courtroom No. 11 of the John Joseph Moakley U.S. Courthouse, 1 Courthouse Way, Boston, Massachusetts 02210 in the matter of Karen J. van Ingen v. AVEO Pharmaceuticals, Inc., et al., Civil Action No. 1:14-cv-11672-DJC (D. Mass.) (the “Settlement Hearing”).

As previously disclosed by the Company, the parties have reached an agreement in principle to settle this matter (the “Proposed Settlement”). On September 16, 2016, Judge Casper granted preliminary approval for the Proposed Settlement and scheduled the Settlement Hearing on December 19, 2016, which is being held to determine whether: (i) the terms of the Proposed Settlement are fair, reasonable, and adequate, and in the best interests of AVEO; (ii) whether, and, if so, in what amount, attorneys’ fees and expenses should be awarded to Plaintiff’s Counsel; and (iii) whether any incentive award to Plaintiff should be approved. The Company expects that any attorney’s fees and expenses awarded to Plaintiff’s Counsel and/or incentive award to Plaintiff will be paid by insurance.

Any AVEO shareholder may appear at the Settlement Hearing and show cause, if he, she, or it has any reason why the Settlement of the Action, as described in the Company’s filing today with the U.S. Securities and Exchange Commission on Form 8-K, should not be approved as fair, reasonable, and adequate, or why judgment should or should not be entered hereon, or why attorney’s fees and expenses should not be awarded to Plaintiff’s Counsel, or why an incentive award to Plaintiff should not be awarded. To object, the shareholder must follow the procedures outlined in the Notice of Pendency and Proposed Settlement of Shareholder Derivative Action.

There can be no assurance that the settlement will receive final approval from the court. Please refer to the Notice of Pendency and Proposed Settlement of Shareholder Derivative Action for more important information about the Proposed Settlement and the Settlement Hearing.

About AVEO

AVEO Oncology (AVEO) is a biopharmaceutical company dedicated to advancing a broad portfolio of targeted therapeutics for oncology and other areas of unmet medical need. The company is focused on developing and commercializing its lead candidate tivozanib, a potent, selective, long half-life inhibitor of vascular endothelial growth factor 1, 2 and 3 receptors, in North America as a treatment for Renal Cell Carcinoma and other cancers. AVEO is leveraging multiple partnerships to develop and commercialize tivozanib in non-oncologic indications worldwide and oncology indications outside of North America, as well as to progress its pipeline of novel therapeutic candidates in cancer and cachexia (wasting syndrome). For more information, please visit the company’s website at www.aveooncology.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements of AVEO that involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. The words “anticipate,” “believe,” “expect,” “intend,” “may,” “plan,” “could,” “should,” “seek,” or the negative of these terms or other similar expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that AVEO makes due to a number of important factors, including the risks discussed in the section titled “Risk Factors” in AVEO’s most recent Annual Report on Form 10-K, its quarterly reports on Form 10-Q and its other filings with the SEC. The forward-looking statements in this press release represent AVEO’s views as of the date of this press release. AVEO anticipates that subsequent events and developments may cause its views to change. While AVEO may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing AVEO’s views as of any date other than the date of this press release.

Company, Media and Investor Contact:

David Pitts, Argot Partners

(212) 600-1902

aveo@argotpartners.com

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